EXECUTION COPY

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 21, 2007
Harris Interactive Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Corporate Woods, Rochester, New York		14623

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 585-272-8400
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3

Item 1.01 Entry into a Material Definitive Agreement.
On September 21, 2007, Harris Interactive Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, National Association (the “Administrative Agent”) and the Lenders party thereto. Pursuant to the Credit Agreement, the Lenders made available $100,000,000 in credit facilities (the “Credit Facilities”) in the form of a revolving line of credit (“Revolving Line”), a term loan (“Term Loan”), and a multiple advance term loan commitment (“Multiple Advance Commitment”). Some of the Lenders and/or their affiliates have other business relationships with the registrant involving the provision of financial and banking-related services, including cash management, foreign exchange services, and investment banking and trust services.
The Revolving Line will enable the Company to borrow, repay, and reborrow up to $25,000,000 principal outstanding at any one time. Additionally, the Credit Agreement provides for issuance of letters of credit under the Revolving Line at the request of the Company in an aggregate amount not to exceed $10,000,000. Availability under the Revolving Line is reduced by the face amount of outstanding letters of credit. The full amount of the Term Loan was made in a single advance of $12,000,000 at the time of closing of the Credit Facilities. The Multiple Advance Commitment enables the Company to borrow up to an aggregate of $63,000,000 in one or more advances. In addition, the Credit Agreement permits the Company to request increases in the Revolving Line up to an additional $25,000,000 of availability. The then Lenders may elect to commit to their proportionate shares of the increase and the Company may invite additional lenders to make commitments to the extent of any shortfall. The Company, at its option, at any time may permanently terminate or reduce availability under the Revolving Line and Multiple Advance Commitment.
The Credit Facilities replace existing credit arrangements with JPMorgan Chase Bank, National Association (“JPMorgan”). On September 21, 2007, $12,000,000 was advanced under the Term Loan, and $19,825,000 and $2,800,000 respectively were advanced as term loans under the Multiple Advance Commitment, to repay the $34,625,000 outstanding under the pre-existing credit arrangements. Letters of credit issued by JPMorgan for the account of the Company under the pre-existing arrangements and outstanding on September 21, 2007 are treated as Letters of Credit under the Credit Facilities.
Outstanding amounts under the Credit Facilities accrue interest, as elected by the Company, at either (a) the Alternate Base Rate, which is the greater of the Administrative Agent’s Prime Rate or the Federal Funds Rate plus 0.5%, or (b) the Adjusted LIBO Rate plus the Eurodollar Applicable Rate described below. With respect to outstanding Letters of Credit, the Company is obligated to pay participation fees to the Lenders at the Letter of Credit Applicable Rate described below, as well as fronting fees to the issuing bank at a rate of 0.125% per annum. In addition, the Lenders receive a commitment fee quarterly in arrears on the average unused portions of the full committed amount of the Credit Facilities at the Commitment Fee Rate described below. Applicable rates and fees are based upon the Company’s consolidated leverage ratio measured quarterly.

Consolidated Leverage	Eurodollar	Letter of Credit	Commitment
Ratio	Applicable Rate	Applicable Rate	Fee Rate
≥2.0	1.00%	1.00%	0.175%
≥ 1.5 but < 2.0	0.875%	0.875%	0.15%
≥ 1.0 but < 1.5	0.75%	0.75%	0.125%
< 1.0	0.625%	0.625%	0.10%
Accrued interest is payable quarterly in arrears for borrowings to which the Alternate Base Rate applies, and at the end of each applicable LIBO Rate period, but at least every three months, with respect to borrowings for which the Adjusted LIBO Rate applies. An additional 2% per annum is added to the interest rate on amounts not paid when due. The Company’s interest rate swap, in effect prior to the closing, remains in effect. The Administrative Agent arranged the Credit Facilities and received customary fees in connection therewith.
All outstanding amounts under the Revolving Line are due and payable in full on September 21, 2012 (the “Maturity Date”). Commencing on December 31, 2007 and continuing on the last day of each quarter thereafter, principal payments of $600,000 each are due and payable with respect to the Term Loan. Commencing on December 31, 2007 and continuing on the last day of each quarter thereafter, principal payments equal to 5% of each borrowing made under the Multiple Advance Commitment are due and payable. All remaining outstanding amounts under the Term Loan and the Multiple Advance Commitment are due and payable in full on the Maturity Date. On the Maturity Date, the Company must cash collateralize outstanding letters of credit. Borrowings are freely prepayable, subject to break funding payments for prepayments during Adjusted LIBO interest periods.
As a condition of each borrowing, the Company’s representations and warranties must remain true and no default shall have occurred. The Credit Agreement contains customary affirmative covenants that require the Company to maintain insurance, maintain its existence and properties, provide financial information to the Bank, and provide the Bank with notice of material claims against the Company and defaults under the Credit Facility. It also contains covenants that, among other things, limit the Company’s ability to (a) change the nature of its business, (b) cease operations, (c) complete acquisitions, including by merger or consolidation, unless the Company’s consolidated total leverage ratio before and on a pro forma basis after the acquisition is 2.5 to 1.0 or less, (d) merge or consolidate with any other entity, (e) incur indebtedness to subsidiaries who are not guarantors and purchase money indebtedness, in each case exceeding an aggregate of $2,000,000 outstanding at any time, (f) incur other indebtedness exceeding an aggregate of $1,000,000 outstanding at any time, (g) permit to exist liens except in connection with permitted purchase money indebtedness, (g) make investments other than permitted investments, (h) make restricted payments, including dividends and share repurchases, except share repurchases not exceeding $25,000,000 in the aggregate in calendar year 2007 and $15,000,000 in the aggregate in calendar year 2008, (i) change the Company’s name or lines of business, (j) sell a material part of its assets outside of the ordinary course of business, and (k) make capital expenditures in any fiscal year in excess of the greater of $10,000,000 and 2% of consolidated gross revenues for the prior fiscal year. The Credit Agreement requires the Company to maintain a consolidated interest coverage ratio of at least 3.0 to 1.0, and a consolidated leverage ratio of 2.5 to 1.0 or less.
The Company will be in default under the Credit Agreement if (a) it fails to make payments to the Lenders and Administrative Agent when due, (b) it makes materially incorrect representations and warranties, (c) it fails to perform covenants, in some cases after notice and opportunity to cure, (d) it fails to make timely payments of, or is in default with respect to indebtedness to third parties in excess of $1,000,000, (e) it is involved in liquidation, insolvency, bankruptcy, or similar proceedings, (f) a judgment in excess of $100,000 against it remains undischarged for 30 days, (g) certain violations of ERISA occur, (h) any agreements related to the Credit Agreement or liens granted to or for the benefit of the Lenders cease to be enforceable, or (i) a change in control, as defined in the Credit Agreement, of the Company occurs. In addition, the Company will be in default if it fails to satisfy within 60 days of the closing of the Credit Facilities certain post-closing conditions related to the delivery of certain certificates of qualification to do business and releases of pre-existing liens filed in the United Kingdom.
The Company may freely transfer assets and incur obligations among its domestic subsidiaries that are guarantors of its obligations related to the Credit Facilities, and its first tier foreign subsidiaries with respect to which it has delivered pledges of 66% of the outstanding stock and membership interests, as applicable, in favor of the Lenders. On the date of closing of the Credit Facilities, the Company’s domestic subsidiaries, Louis Harris & Associates, Inc., Wirthlin Worldwide, LLC, Harris Interactive International Inc., Harris International Asia, LLC, and The Wirthlin Group International, L.L.C. guaranteed the Company’s obligations under the Credit Facilities.
The foregoing descriptions of the Credit Agreement and Credit Facilities available thereunder do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement, Master Guaranty, and Form of Master Pledge Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Report. The agreements have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about us or the other parties thereto. The agreements contain representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders and investors, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise, and investors should not rely on the representations and warranties for any other purpose.

A copy of the Credit Agreement, Master Guaranty, and form of Master Pledge Agreement are being filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Credit Agreement dated September 21, 2007 between JPMorgan Chase Bank, National Association, as Administrative Agent, the Lenders Parties Thereto and Harris Interactive Inc.

Exhibit 10.2	Master Guaranty dated September 21, 2007 made by Louis Harris & Associates, Inc., Wirthlin Worldwide, LLC, Harris Interactive International Inc., Harris International Asia, LLC, and The Wirthlin Group International, L.L.C. in favor of JPMorgan Chase Bank, National Association, as Administrative Agent for itself and the Lenders parties to the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K

Exhibit 10.3	Form of Master Securities Pledge Agreement to be delivered at option of Harris Interactive Inc. or its domestic subsidiary, as applicable, in favor of JPMorgan Chase Bank, National Association, as Administrative Agent for itself and the Lenders parties to the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harris Interactive Inc.

September 26, 2007	By:	Ronald E. Salluzzo
Name: Ronald E. Salluzzo
Title: Chief Financial Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement dated September 21, 2007 between JPMorgan Chase Bank, National Association, as Administrative Agent, the Lenders Parties Thereto and Harris Interactive Inc.

10.2	Master Guaranty dated September 21, 2007 made by Louis Harris & Associates, Inc., Wirthlin Worldwide, LLC, Harris Interactive International Inc., Harris International Asia, LLC, and The Wirthlin Group International, L.L.C. in favor of JPMorgan Chase Bank, National Association, as Administrative Agent for itself and the Lenders parties to the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K

10.3	Form of Master Securities Pledge Agreement to be delivered at option of Harris Interactive Inc. or its domestic subsidiary, as applicable, in favor of JPMorgan Chase Bank, National Association, as Administrative Agent for itself and the Lenders parties to the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K